Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

                                   DATED AS OF

                                DECEMBER 31, 2008

                                     BETWEEN

                       AIR TRANSPORT GROUP HOLDINGS, INC.

                                       AND

                                DANIEL J. PIERSON

                            FOR THE PURCHASE AND SALE

                                       OF

                            100% OF THE COMMON STOCK

                                       OF

                          TECHNICAL AERO SERVICES, INC.

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated as of December 31, 2008, by and between AIR TRANSPORT GROUP HOLDINGS, INC., a Nevada corporation ("BUYER") and DANIEL J. PIERSON ("SELLER"). Buyer and Seller individually may be referred to individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     WHEREAS, Seller is the beneficial owner of all of the outstanding shares of common stock (collectively, the "SHARES") of TECHNICAL AERO SERVICES, INC., a Florida corporation (the "COMPANY"); and

     WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, upon the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     Section 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any entity or any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "AFFILIATED GROUP" means, with respect to federal income Taxes, any affiliated group of corporations (as defined in Section 1504(a) of the Code) of which the Company are members and, with respect to any state, local or foreign income, franchise or similar income-based Tax, the consolidated, combined or unitary group of which the Company is a member.

     "BALANCE SHEET" means the unaudited balance sheet of the Company as of the Balance Sheet Date.

     "BALANCE SHEET DATE" means December 31st, 2008.

     "BUSINESS" means the business and operations of the Company as such are conducted by the Company as of the date hereof in the ordinary course of business for the industry.

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
     "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are closed.

     "CLOSING" has the meaning set forth in Section 2.02.

     "CLOSING DATE" has the meaning set forth in Section 2.02.

     "CASH CONSIDERATION" has the meaning set forth in Section 2.01(a).

     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "COMPANY" has the meaning set forth in the Recitals.

     "COMPANY INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights owned by, or licensed to, the Company.

     "COMPANY MATERIAL ADVERSE EFFECT" means any event or happening that causes the Company to cease having a positive net revenue stream or substantially reduces the existing positive net revenue stream as a direct result of such event or happening.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" means any other entity which would be treated as a single employer with the Company under Section 414 of the Code.

     "ESCROW AGREEMENT" has the meaning set forth in Section 2.03.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign government or any subdivision, agency, instrumentality, authority, department, commission, board or bureau thereof or any federal, state, local or foreign court, tribunal or arbitrator.

     "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

     "KNOWLEDGE" means, with respect to any Person, the actual knowledge of such Person but, with respect to the Company, the actual knowledge of the Seller.

     "LAWS" means any law, regulation, rule, order, judgment or decree of a Governmental Authority.

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
     "LIEN" means, with respect to any property or asset, any and all liens, encumbrances, charges, security interests, options, mortgages, easements or pledges in respect of such property or asset.

     "MATERIAL CONTRACT" means a contract that is essential to performance of Company's business and without which, Company could not continue its operations in the manner in which it is being conducted as of the Closing Date.

     "PERMITTED LIENS" means: (i) specific Liens reflected or reserved against in the Balance Sheet or disclosed in the notes thereto; (ii) Taxes and general and special assessments not in default and payable without penalty or interest or being contested in good faith; (iii) mechanic's, materialman's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith; or (iv) Liens arising or incurred in the ordinary course of business since the Balance Sheet Date, which individually or in the aggregate do not have a Company Material Adverse Effect.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "REAL PROPERTY" means all real property that is owned or leased by the Company.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SHARES" has the meaning set forth in the Recitals.

     "STOCK CONSIDERATION" has the meaning set forth in Section 2.01(b).

     "TAX" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever

     "TAX AUDIT" shall mean any notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim regarding Taxes.

     "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TAXING AUTHORITY" means any governmental authority (domestic or foreign) responsible for the imposition of any Tax.

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
     "TRANSPORTATION CODE" means 49 U.S.C. Subtitle VII, as amended, and any successor statute thereto and the Federal Aviation Regulations issued or promulgated pursuant thereto.

     Section 1.02. OTHER DEFINITIONAL AND INTERPRETATIVE PROVISIONS. Unless specified otherwise, in this Agreement the obligations of any Party consisting of more than one Person are joint and several. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and
Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

                                   ARTICLE 2
                               PURCHASE AND SALE

     Section 2.01. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, the Buyer hereby purchases the Shares from the Seller and the Seller hereby sells, assigns, conveys, and transfers to the Buyer all of the Seller's right, title, and interest in and to the Shares for a purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "PURCHASE PRICE"). The Buyer shall pay to the Seller the Purchase Price as follows:

     (a) One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000) (the "CASH CONSIDERATION") shall be paid to the Seller on or before March 31, 2009 by wire transfer of immediately available funds to the bank account designated in writing by the Seller. The payment obligation for the Cash Consideration is evidenced by that certain promissory note substantially in the form attached hereto as EXHIBIT A (the "NOTE"). Payment of the Cash Consideration shall be not be subject to any right of set off by the Purchaser.

     (b) Shares of the Buyer with an aggregate value of Six Hundred Twenty-Five Thousand Dollard ($625,000), issued at the highest ask price on December 31, 2008 (the "STOCK CONSIDERATION"), shall be issued to the Seller on or before March 31, 2009. Upon issuance of the Stock Consideration, the Buyer shall deliver to the Seller, free and clear of all Liens, the stock certificates representing the Shares, in such denominations as the Seller may request, dated the issuance date, in the name of the Seller.

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
     Section 2.02. CLOSING. Upon mutual execution of this Agreement and the Escrow Agreement, as defined below, on or before December 31, 2008 (the "CLOSING DATE"), via electronic counterparts with original copies to follow:

     (a) Seller shall deliver to the Escrow Agent, as defined below, the certificates representing the Shares (the "SELLER'S CERTIFICATES") and executed stock powers separate from the Seller's Certificates which will allow the Buyer to transfer the Shares as necessary.

     (b) The Buyer shall deliver to the Seller the executed Note.

     Section 2.03. ESCROW AGREEMENT. As security for the Buyer's obligations under this Agreement, the Seller's Certificates shall be delivered to K&L Gates LLP, as "ESCROW AGENT," who shall maintain possession of the Seller's Certificates along with fully executed stock powers separate from the Certificates. In accordance with the escrow agreement, substantially in the form attached hereto as EXHIBIT B (the "ESCROW AGREEMENT"), the Escrow Agent shall release the Seller's Certificates as more fully set forth therein.

     Section 2.04. USE OF CORPORATE FUNDS AND ASSETS. Prior to payment in full of the Purchase Price, all proceeds of the Company shall remain in the Company's bank accounts and shall not be removed except for payments to vendors or other payments in the ordinary course of business. In no event shall the Buyer remove any funds from the Company's bank accounts except as set forth above.
Additionally, prior to payment in full of the Purchase Price, neither the inventory nor the assets of the Company shall be sold, disposed of, pledged, leased or used other than in the ordinary course of business. Breach of this
Section 2.04 shall be an Event of Default under Section 8.01, below.

     Section 2.05 ESCROW OF PROFITS. Prior to the payment in full of the Purchase Price, any and all profits of the Company shall be deposited with the Escrow Agent and disbursed in accordance with the Escrow Agreement.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     Seller makes the following representations and warranties to Buyer with respect to Company as of the date hereof (except to the extent expressly relating to a specific date, in which event such representation or warranty shall be made as of such date), which shall be unaffected by any investigation heretofore or hereafter made by or on behalf of Buyer:

     Section 3.01. CORPORATE EXISTENCE AND POWER. Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted.

     Section 3.02. CORPORATE AUTHORIZATION AND BINDING EFFECT. The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller and Company of the transactions contemplated hereunder and thereby have

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
been duly authorized by all necessary corporate and shareholder action by Seller and Company. Seller and Company have full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of Seller and Company, enforceable in accordance with its terms and conditions.

     Section 3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority.

     Section 3.04. NONCONTRAVENTION. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller and Company of the transactions contemplated hereby does not and will not; (i) contravene or conflict with the certificates or articles of incorporation or bylaws of the Company; contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Seller or Company or any of their respective properties or assets; result in a violation or a breach of, or constitute a default or require any consent under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Company or to a loss of any benefit to which Company is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract, obligation or other instrument to which Company is bound, or any license, franchise, permit or other similar authorization held by Company; or (iv) result in the creation or imposition of any Lien on any asset of Company, except for any Permitted Liens.

     Section 3.05. CAPITALIZATION. The Shares represent all of the issued and outstanding capital stock of Company. All outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid, nonassessable and free from preemptive rights. Except as set forth in this Section 3.05, there are no outstanding shares of capital stock or other voting securities of or other ownership interests in Company; ) securities of Company convertible into or exchangeable for shares of capital stock or voting securities of or other ownership interests in Company; or options or other rights to acquire from Company, or any obligation of Company to issue, transfer or sell, any capital stock or voting securities of or other ownership interests in Company or securities convertible into or exchangeable for capital stock or voting securities of or other ownership interests in Company (the items in clauses (i),
(ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of Company to repurchase, redeem or otherwise acquire any Company Securities. Company does not have any subsidiaries.

     Section 3.06. OWNERSHIP OF SHARES. Seller is the record and beneficial owner of the Shares, free and clear of any Lien, and will transfer and deliver to Buyer at the Closing valid title to the Shares, free and clear of any Lien.

     Section 3.07. PERMITS; COMPLIANCE. (a) Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Authority necessary for Company to operate its Business as currently conducted, to own, lease and operate its properties and to carry on

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the Business (the "COMPANY PERMITS") and the use and operation by Company of its properties and the conduct of the Business comply with the requirements and conditions of all Company Permits. A true and correct copy of each such Permit is attached as SCHEDULE 2.

     (b) All Company Permits are valid and in full force and effect. To the Knowledge of Seller and/or Company, no suspension, cancellation or limitation of any of Seller and/or Company Permits is threatened.

     Section 3.08. FINANCIAL STATEMENTS. The unaudited consolidated balance sheets of the Company as of December 31, 2008, and the related unaudited consolidated statements of income, cash flows and stockholders equity for each of the years ending December 31, 2006 and 2007 (collectively, the "FINANCIAL STATEMENTS"), the financial position of the Company as of the dates thereof and their consolidated results of operations, cash flows and stockholders equity for the periods then ended have been provided to the Buyer. The Financial Statements are attached as SCHEDULE 3.

     Section 3.09. BOOKS AND RECORDS. The books of account, minute books and stock record books of Company are complete and correct in all material respects and have been maintained in accordance with reasonable and customary business practices. The minute books of Company contain records that are complete and correct in all material respects of all meetings of, and corporate action taken by (including all actions by unanimous written consent), the shareholders and directors of Company since its inception. True and complete copies of all minute books and all stock record books of Company have heretofore been made available to Buyer.

     Section 3.10. ABSENCE OF CERTAIN CHANGES. As of the date of this Agreement, Company has conducted its business in the ordinary course consistent with past practices and there has not been, since December 31, 2008:

     (a) any event, occurrence or development that has been the proximate cause of any Company Material Adverse Effect;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company, or any repurchase, redemption or other acquisition by Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

     (c) any amendment of any material term of any outstanding security of the Company;

     (d) any incurrence, assumption, amendment or guarantee by the Company of any indebtedness for borrowed money, or any foreign currency, hedging, financial derivatives or similar transactions, other than in the ordinary course of business and consistent with past practices;

     (e) any creation or assumption by Company of any Lien, other than Permitted Liens, on any asset of Company;

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     (f) (i) any  making of any loan,  advance  or  capital  contribution  to or investment in any Person by Company other than loans, advances, capital contributions or investments made in the ordinary course of business consistent with past practices; or (ii) any amendment of the terms of any loan to executive officers or directors;

     (g) any transaction or commitment made, or any contract or agreement entered into, by Company relating to its assets or the Business (including the acquisition or disposition of any assets), in either case, material to Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

     (h) any material change in any method of accounting or accounting practice by Company.

     (i) any payment, discharge or satisfaction of any material claim, liability or obligation, except in the ordinary course of business or pursuant to the terms of any Material Contract;

     (j) any material modification to a Material Contract;

     (k) except as required under applicable law or pursuant to existing agreements, any grant of any severance or termination pay to any director, officer or employee of Company, increase in compensation, bonus or other benefits payable under any severance or retirement or termination pay policies of Company, entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Company, except as provided in Section 7.03 below, or adoption of any new employee plan or modification of any employee plan, in the case of each of clauses (i) through (iv), other than in the ordinary course of business consistent with past practices; or

     (l) any disposal or lapse of any rights to the use of any Company Intellectual Property Right, which would have a Company Material Adverse Effect.

     Section 3.11. NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities or obligations of Company of any kind, other than:

     (a) liabilities or obligations disclosed or provided for in the Balance Sheet or expressly set forth on SCHEDULE 4;

     (b) liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date, which shall be disclosed on SCHEDULE 5;

     (c) liabilities or obligations under existing Material Contracts of the Company, which shall be disclosed on SCHEDULE 6;

     (d) liabilities or obligations under this Agreement; and

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     (e) other  liabilities  or  obligations  which in the  aggregate  would not result in a Company Material Adverse Effect.

     Section 3.12. LITIGATION. As of the date of this Agreement, to the Knowledge of Seller and Company, there is no judicial or administrative action, suit or proceeding pending or threatened against Seller or Company or relating to the Business, any of the Company's properties or any of the officers or directors of such Company before any court or arbitrator or before or by any Governmental Authority that would, individually or in the aggregate, have a Company Material Adverse Effect. The Company is not subject to any judgment, order or decree that would result in a Company Material Adverse Effect. Any and all litigation which Seller has Knowledge of, whether threatened, pending, or resolved, shall be disclosed to Buyer before the Closing.

     Section 3.13. TAXES. (a) Seller has filed all material Tax Returns for Company due prior to the date of this Agreement. All such Tax Returns have been correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations when filed. Seller has paid all material Taxes shown or required to be shown on such separate Tax Returns.

     (b) There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the Company Assets.

     (c) Company has withheld and paid all employment, sales, use and other Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor or other third party.

     (d) To the Knowledge of Seller, there is no pending or any threatened dispute or claim concerning any material Tax liability of Company for any taxable period during which Company was a member of Seller's Affiliated Group.

     Section  3.14.   EMPLOYEE  PLANS.   Seller  has  provided  Buyer  with  all
information regarding employee compensation plans.

     (a) Company does not presently sponsor, maintain or contribute to, and has not in the past sponsored, maintained or contributed to, or agreed to sponsor, maintain or contribute to, any pension plan, nor is it required to under any existing law of the United States.

     (b) Labor Matters. As of the date of this Agreement and to the best of Seller's Knowledge:

          (i) there are no controversies pending or threatened between Company and any of its employees;

          (ii) Company has not breached in any material respect or otherwise failed to comply in any material respect with any provision of any collective bargaining agreement applicable to persons employed by Company,

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     nor has any such breach or failure been alleged,  and there are no material grievances outstanding against Company thereunder;

          (iii) there is no petition pending before the National Mediation Board, as defined in 45 U.S.C. ss. 8, as amended, seeking certification or any change in certification of a labor representative with respect to any craft or class of employees of Company;

          (iv) there is no strike, slowdown, work stoppage, labor action or lockout or threat thereof, by or with respect to any employees of Company; and

          (v) there is no complaint for violation of the Railway Labor Act, 45 U.S.C. ss. 8, as amended, against Company pending before any Governmental Authority.

     Section 3.15. CERTAIN BUSINESS PRACTICES. Neither Company nor any of its directors, officers, employees or any other person authorized to act on behalf of the Company has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. ss.ss. 78dd-1, et seq., as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any foreign or domestic government official or employee from corporate funds.

     Section 3.16. ENVIRONMENTAL MATTERS. Except as to matters that would not have a Company Material Adverse Effect, to the best of Seller's Knowledge:

     (a) no complaint has been filed, no penalty has been assessed, and no third-party investigation, claim, suit, proceeding or review is pending or is threatened by any Governmental Authority or other Person against Company and, in each case, alleging or relating to any violation by Company of any environmental law;

     (b) Company is in compliance with all environmental laws and has obtained and is in compliance with all permits, licenses, franchises, certificates, approvals and other similar authorizations from any Governmental Authority (collectively, "ENVIRONMENTAL PERMITS") charged with enforcing environmental laws as they pertain to conduct the Business performed by Company.

     Section 3.17. COMPLIANCE WITH LAWS AND COURT ORDERS. The Company is in compliance with all, and is not under investigation with respect to, applicable Laws

     Section 3.18. EMPLOYEE MATTERS. Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms, and conditions of employment, and wages and hours and is not engaged in any unfair labor practice.

     Section 3.19. TITLE TO ASSETS; LIENS. Company has good title to all the properties and assets reflected in the Balance Sheet and all assets purchased by the Company since the Balance Sheet Date free and clear of all Liens (other than Permitted Liens). At the time of the Closing, the assets of the Company shall be adequate in all material respects to allow Buyer at such time to conduct the Business substantially as it is currently being conducted.

     Section 3.20. MATERIAL CONTRACTS.

     (a) Except as set forth in SCHEDULE  6,  Company is not a party to or bound by:

          (i) any lease or lease of real property providing for annual rentals of Thirty Thousand Dollars ($30,000) or more;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets (other than pursuant to purchase orders made in the ordinary course of business consistent with past practice) providing for annual payments by Company of Fifty Thousand Dollars ($50,000) or more;

          (iii) any material partnership, joint venture or other similar agreement or arrangement;

          (iv) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an outstanding principal amount not exceeding One Hundred Thousand Dollars ($100,000);

          (v) any agreement that limits in any material respect the freedom of Company to compete in any line of business, with any person or entity in any area for any length of time; or

          (vi) other than as contemplated by this Agreement, any contract or commitment requiring, after the date hereof, the mortgage, pledge, sale, or disposal of assets with a value in excess of One Hundred Thousand Dollars ($100,000) or release, grant, or transfer of Company rights with a value in excess of One Hundred Thousand Dollars ($100,000).

     (b) Each agreement, contract, plan, lease, arrangement or commitment required to be disclosed pursuant to this section is a valid and binding agreement of Company and is in full force and effect, and to the best Knowledge of both Company and Seller, Company is not in default or breach under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

     Section 3.22. INSURANCE. Seller has made available to Buyer copies of all insurance policies providing coverage in favor of Company or any of its properties, including "all risk" insurance policies (collectively, the "INSURANCE POLICIES"). There are no material claims by Company pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. As of the date hereof, all Insurance Policies are in full force and effect, all premiums due thereon have been paid and Company is in compliance in all material respects with the terms and provisions of the Insurance Policies. True and correct copies of the Insurance Policies are attached as SCHEDULE 7.

     Section 3.23. INTELLECTUAL PROPERTY. (a) No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by Company or, for those Company Intellectual Property Rights owned by Company, restricting the licensing thereof by Company to any Person.

     (b) Except as expressly disclosed to Buyer, Company has the sole and exclusive right to use Company Intellectual Property Rights, and no consent of any third party is required for the use thereof by Company following the Closing Date. To the Knowledge of Company and/or Seller, no claims have been asserted by any Person challenging the use of any Company Intellectual Property Rights, or challenging or questioning the validity or effectiveness of any such license or agreement. No additional Intellectual Property Rights other than Company Intellectual Property Rights are necessary or material to the conduct of the Business.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby makes the following representations and warranties to Seller as of the date hereof (except to the extent expressly relating to a specific date, in which event such representation or warranty shall be made as of such date), which shall be unaffected by any investigation heretofore or hereafter made.

     Section 4.01. CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted.

     Section 4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action by Buyer. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable in accordance with its terms and conditions.

     Section 4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby requires no action by or in respect of, or filing with, any Governmental Authority

     Section 4.04. NONCONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles of incorporation or bylaws of Buyer, assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Buyer, result in a violation or a breach of, or constitute a default or require any consent under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract, obligation or other instrument to which Buyer is bound, or any license, permit or other similar authorization held by Buyer.

     Section 4.05. LITIGATION. As of the date of this Agreement, there is no judicial or administrative action, suit or proceeding pending, or to the Knowledge of Buyer, threatened against Buyer before any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     Section 4.06 TITLE TO SHARES; RESTRICTIONS ON TRADING. The Stock Consideration, as of the date of transfer to Seller, shall be free and clear of
(a) any Liens and (b) any restrictions on trading and shall be freely tradable on the OTC Bulletin Board.

                                   ARTICLE 5
                             COVENANTS OF THE SELLER

     Seller agrees that:

     Section 5.01. CONDUCT OF THE COMPANY. Except as expressly contemplated by this Agreement or as otherwise consented to by Buyer in writing, during the period from the date hereof and continuing until the Closing Date, Seller shall cause Company to:

     (a) conduct its business in the usual, regular and ordinary course consistent with past practices;

     (b) not mortgage, pledge, sell or dispose of any Company assets with a value of Three Thousand Dollars ($3,000) or more in the aggregate, and not waive, release, grant, transfer or permit to lapse any Company rights of value in excess of Five Thousand Dollars ($5,000) in the aggregate;

     (c) comply in all material respects with all provisions of any Material Contracts to which Company is a party;

     (d) not take any action that would result in the representation set forth in Section 3.10(k) being untrue;

     (e) not enter into any new or amended contract, agreement, side letter or memorandum of understanding with any unions representing employees of Company;

     (f) not enter into any agreement or understanding with any other Person outside of the ordinary course of business consistent with past practices involving expenditures in excess of Three Thousand Dollars ($3,000) in the aggregate or involving terms of duration or commitments in excess of 3 months;

     (g) not enter into any agreement or understanding with any other Person containing any exclusivity, non-competition or similar provisions that would materially restrict the ability of Company to compete;

     (h) not adopt or propose any change in its organizational documents (including bylaws); and

     (i) not merge or consolidate with any other Person.

     Section 5.02. CONFIDENTIALITY.

     (a) After the Closing Date, Seller will hold, and will use its best efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Company, except to the extent that such information can be shown to have been: (i) previously known on a non-confidential basis by either Seller or Company; (ii) in the public domain through no fault of Seller or his Affiliates; or (iii) later lawfully acquired by Seller from sources other than those related to his prior ownership of Company. The obligation of Seller to hold any such information in confidence shall be satisfied if he exercises the same care with respect to such information as he would take to preserve the confidentiality of his own similar information.

     Section 5.03. NOTICES OF CERTAIN EVENTS. From the date hereof until the Closing Date, Seller shall promptly notify Buyer of:

     (a) any actions, suits, claims, investigations or proceedings: (i) commenced against Company or Seller; or (ii) in respect of which Company has an indemnification obligation and as to which Seller has Knowledge that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12;

     (b) any material agreement or litigation, or consent or order of the Federal Aviation Administration or Department of Transportation, related to Company (other than those that apply generally to air carriers or companies in the airline industry); and

     (c) any incidents or accidents occurring on or after the date hereof involving any property owned or operated by Company or Seller that has resulted or would reasonably be expected to result in casualty damages or losses in excess of Twenty Thousand Dollars ($20,000).

                                   ARTICLE 6
                               COVENANTS OF BUYER

     Buyer agrees that:

     Section 6.01. CONFIDENTIALITY. Prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information concerning Company and Seller furnished to Buyer or its Affiliates in connection with the transaction contemplated by this Agreement.

     Section 6.02. TRADEMARKS; TRADENAMES. Buyer shall not permit Company to use any of the marks or names of Seller that the parties agree shall belong to Seller after the Closing.

     Section 6.03 TRADING OF SHARES. Buyer covenants and agrees that neither it nor any of its Affiliates will trade any of the Buyer's shares on December 31, 2008.

     Section 6.04 ACCESS TO INFORMATION. On and after the Closing Date, Buyer will afford, promptly to Seller and its agents reasonable access to its books of account, financial and other records (including accountant's work papers), information, employees and auditors to the extent reasonably necessary for Seller in connection with any audit, investigation, dispute or litigation (other than any dispute or litigation involving the Buyer) relating to the Business; PROVIDED that any such access by Seller shall be conducted during normal business hours and shall not unreasonably interfere with the conduct of Company's Business and Seller shall bear all of the out-of-pocket costs and expenses (including reasonable attorneys' fees, but excluding reimbursement of Buyer for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

     Section 6.05 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Seller the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Seller to sell securities of the Buyer to the public without registration ("RULE 144") the Buyer agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act so long as Buyer remains subject to such requirements and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

     (c) furnish to Seller so long as Seller owns shares of Buyer, promptly upon request, (i) a written statement by the Buyer that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Buyer and such other reports and documents so filed by

Buyer, and (iii) such other information as may be reasonably requested to permit Seller to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE 7
                         COVENANTS OF BUYER AND SELLER

     Buyer and Seller agree that:

     Section 7.01. BEST EFFORTS; FURTHER ASSURANCES. (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer shall, and the Seller shall cause Company prior to the Closing, and Buyer shall cause the Company after the Closing, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     Section 7.02. PUBLIC ANNOUNCEMENTS. The Parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public announcements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     Section 7.03  EMPLOYMENT  AGREEMENT.  Both Parties agree that within thirty
(30) days of the Closing Date, Seller shall have entered into an employment agreement with Buyer or Company on mutually acceptable terms. Buyer and Seller will negotiate in good faith all of the material terms of the agreement and will use best faith efforts to complete and execute said agreement within thirty (30) days of the Closing Date. During such thirty (30) day period, Seller shall continue to operate the Business in accordance with past practices and shall not be liable for any losses incurred or sustained by the Business.

                                   ARTICLE 8
                              DEFAULT AND REMEDIES

     Section 8.01. EVENT OF DEFAULT.

     (a) The occurrence of any one or all of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

          (i) Buyer's failure to pay in full the Purchase Price in accordance with the terms of this Agreement, the Escrow Agreement and the Note;

          (ii) Any representation or warranty made or deemed made by Buyer in this Agreement shall prove to have been false or misleading in any material respect on the date when made or deemed to have been made;

          (iii) Buyer's breach of any of the covenants made by Buyer in this Agreement;

          (iv) Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Buyer or Buyer shall take any steps toward, or to authorize, such a proceeding;

          (v) Buyer's breach of the covenant in Section 2.04, above; or

          (vi) Buyer no longer being quoted on the OTC Bulletin Board.

     Section 8.02. REMEDIES Buyer agrees that if an Event of Default occurs, the Seller shall have the right to the return of the Certificates from the Escrow Agent and Seller shall also be entitled to retain any portion of the Cash Consideration already paid as it sole remedy.

                                   ARTICLE 9
                                EMPLOYEE BENEFITS

     Section 9.01. EMPLOYEE BENEFITS. Nothing herein shall be construed to require Company or Buyer to continue after Closing the employment of any Company employee or to otherwise interfere with Company's right to terminate any such employees at any time after Closing.

                                   ARTICLE 10
                              CONDITIONS TO CLOSING

     Section 10.01. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

     (a) no provision of any Law shall prohibit the consummation of the Closing; and

     (b) there shall not be in effect any Law enacted, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby of any Governmental Authority that makes illegal or otherwise materially restrains or prohibits the consummation of the transactions contemplated hereby.

     Section 10.02. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

     (a) Seller shall have performed or complied with, in all material respects, all of the covenants and agreements required to be performed by it on or prior to the Closing Date under this Agreement, and the representations and warranties of Seller set forth in this Agreement shall be true at and as of the Closing Date as if made at and as of such time (except as to any representation or warranty which speaks as of a specific date, which must be true as of such date; and

     (b) there shall not have occurred any Company Material Adverse Effect after the date hereof which is continuing on the Closing Date or which has not been disclosed to Buyer in writing.

     Section 10.03. CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of Seller to consummate the Closing is subject to satisfaction of the following further conditions:

     (a) Buyer's performance and compliance in all material respects with all of the covenants and agreements required to be performed by it on or prior to the Closing Date under this Agreement, and the representations and warranties of Buyer set forth in this Agreement shall be true at and as of the Closing Date as if made at and as of such time (except as to any representation or warranty which speaks as of a specific date, which must be true as of such date).

                                   ARTICLE 11
                            SURVIVAL; INDEMNIFICATION

     Section 11.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall be true at the time of each Party's execution of this Agreement and shall survive the execution, delivery and acceptance of this Agreement and the closing of the transactions described herein for a period of one year from the Closing Date, unless otherwise specified herein.

     Section 11.02 INDEMNIFICATION. Effective at and after the Closing Date, Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss and expense (including reasonable expenses of investigation, attorneys' fees and expenses, and any fines or penalties imposed) actually suffered ("DAMAGES") by Buyer or any of its Affiliates arising out of any misrepresentation or breach of representation or warranty (each such misrepresentation and breach, a "WARRANTY BREACH") or breach of covenant or agreement made in or to be performed by Seller pursuant to this Agreement.

     (b) Effective at and after the Closing, Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages actually suffered by Seller or any of its Affiliates arising out of any Warranty Breach or breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

     Section  11.03.  PROCEDURES.  (a) The party seeking  indemnification  under
Section 11.01 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding ("CLAIM") in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely affected the Indemnifying Party.

     (b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party ("THIRD PARTY CLAIM") and, subject to the limitations set forth in this Section, shall be entitled to assume the control of and appoint lead counsel for such defense, in each case at its expense.

     (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 11.03:
(i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned) before entering into any settlement of such Third Party Claim, but only if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or if the settlement imposes injunctive or other equitable relief against the Indemnified Party; and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party. The Indemnifying Party shall have no indemnification obligations with respect to any Third Party Claim that shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned.

     (d) Each Party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Indemnified Party shall keep Indemnifying Party fully informed of the defense of any Third Party Claim conducted by such Indemnified Party.

     (e) Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Section 11.01.

     Section 11.04. KNOWLEDGE. Notwithstanding anything in this Agreement to the contrary, the rights of the Parties to indemnification based on the representations and warranties set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any such representation or warranty.

                                   ARTICLE 12
                                   TERMINATION

     Section 12.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written agreement of Seller and Buyer;

     (b) by either Seller or Buyer if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; or

     (c) by Buyer if: (i) Seller shall have filed a petition for relief under the Bankruptcy Code prior to the Closing; or (ii) an involuntary petition for relief under the Bankruptcy Code is filed against Seller prior to the Closing by any party other than (a) Buyer or its Affiliates; or (b) any Person acting at the direction of or in concert with Buyer or its Affiliates and such petition is not dismissed prior to the Closing.

     The party desiring to terminate this Agreement  pursuant to clauses of this
Section 12.01 shall give notice of such termination to the other party.

     Section 12.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement and the Parties will have no further obligations under this Agreement. The provisions of
Section 6.01, 13.03, 13.05, 13.06 and 13.07 shall survive any termination hereof pursuant to Section 12.01.

                                   ARTICLE 13
                                  MISCELLANEOUS

     Section 13.01. NOTICES. All notices and other communications hereunder shall be in writing (including facsimile transmission, with confirmation of receipt) and shall be deemed to have been duly given: (i) when delivered personally; (ii) when received by the addressee, if sent by Express Mail, FedEx Express or other express delivery service with proof of delivery; or (iii) three
(3) business days after being sent by registered or certified mail, postage paid, return receipt requested, in each case to the other party at the following addresses (or to such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

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
IF TO BUYER TO:

Air Transport Group Holdings, Inc.
Attn:  Arnold Leonora
7453 Woodruff Way
Stone Mountain, Georgia  30087

IF TO SELLER TO:

Daniel J. Pierson
14750 SW 152nd Court
Miami, Florida  33196

WITH A COPY TO:

K&L Gates, LLP
Attention: Marc H. Auerbach, Esq.
200 S. Biscayne Blvd.
Suite 3900
Miami, Florida 33131

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section 13.02. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

     (b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 13.03. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

     Section 13.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate

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or otherwise  transfer  any of its rights or  obligations  under this  Agreement without the consent of each other Party hereto.

     Section 13.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Florida, without regard to the conflicts of law rules of such state.

     Section 13.06. VENUE. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in a court of law in the United States District Court for the Southern District of Florida. In any such suit, action or proceeding each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 13.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 13.08. COUNTERPARTS; EFFECTIVENESS; THIRD-PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts which may be delivered by facsimile or other electronic transmission, including email, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     Section 13.09. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

     Section 13.10. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS  WHEREOF,  the Parties  hereto have executed this Agreement as of the day and year first written above.

                             DANIEL J. PIERSON


                             -------------------------------------
                             Daniel J. Pierson, Individually

                             AIR TRANSPORT GROUP HOLDINGS, INC.

                             By:
                                ----------------------------------

                             Name:
                                  --------------------------------

                             Title:
                                   -------------------------------


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